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Exhibit 23.1.1


Independent Auditors' Consent


We consent to the incorporation by reference in this Amendment No. 1 Registration Statement of Generex Biotechnology Corporation (the "Company") on Form S-3, File No. 333-106519 of our report dated October 7, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of 2001 financial statements) appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
-------------------------

Toronto, Ontario
August 15, 2003


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